EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into as of the 3rd day of July, 2007 between Cache, Inc., a Florida corporation, having its principal place of business at 1460 Broadway, New York, New York 10036 ("CACHE" or the "COMPANY") and Robert Kantor, an individual residing at 66 Leonard Street, Apt. 3 E, New York, NY 10013 ("EXECUTIVE").

                                   BACKGROUND

     The Company, Adrienne Victoria, Inc., a wholly owned subsidiary of the Company (the "PURCHASER"), Adrienne Kantor, Robert Kantor and Adrienne Victoria Designs, Inc. (the "SELLER") have simultaneously entered into that certain Asset Purchase Agreement, dated July 3, 2007 (the "ASSET PURCHASE AGREEMENT").

     As a material inducement for the Executive to cause the Seller and the Company to cause the Purchaser to enter into the Asset Purchase Agreement, the Company has agreed to hire the Executive and the Executive has agreed to work for the Company pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Executive agree as follows:

1.0  EMPLOYMENT

     Cache hereby employs Executive as its Executive Vice President, Manufacturing and Product Development with the duties and responsibilities set forth in Section 2.0 and Executive hereby accepts such employment. This Agreement shall commence on July 3, 2007 for a term of


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5 years,  expiring  on July 2, 2012 (the  "INITIAL  TERM"),  subject  to earlier termination as hereinafter provided, provided that the Company and the Executive may, subject to Executive's consent, extend the term of this Agreement for additional 12 month periods (each an "EXTENSION TERM") by providing written notice to Executive no later than 90 days prior to the expiration of Initial Term or any Extension Term, as applicable. The terms of any Extension Term shall be negotiated in good faith by the parties.

2.0  DUTIES AND RESPONSIBILITIES

     2.1 The Principal duty of Executive shall be to direct, and manage manufacturing and product development operations of the Company. Executive shall report to the Chief Executive Officer ("CEO") of the Company. Subject to the direction and control of the CEO and in accordance with the policies and procedures of the Company, Executive shall be responsible for manufacturing and product development for the Company and management of its manufacturing and product development department, including responsibility for hiring and firing of employees reporting to him. As an Executive Vice President, the Executive shall also be a member of the executive management team of the Company in which capacity he shall participate in determining the business strategy, marketing strategy and financial direction of the Company.

     2.2 Executive agrees that he will diligently devote his entire business skill, time and effort to the performance of his duties on behalf of Cache. Executive agrees that he will not, alone or as a member of a partnership or as an officer, director, shareholder, employee or agent of any other person, firm or business organization, engage in any other business activities or pursuits requiring his personal services that might conflict with his duties hereunder. Executive may also serve as a director or consultant to other companies, which are not competitive with the


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Company,  upon receiving prior approval of the Board of Directors (the "Board").
Executive may continue to engage in charitable and civil activities without compensation.

     2.3 Executive represents and warrants that he is not subject or party to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction that would prohibit Executive from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Executive by Cache.

     2.4 Executive agrees that at all times he will strictly adhere to and perform all his duties in accordance with written policies and procedures of Cache applicable to all executive employees that are in effect from time to time.

3.0  COMPENSATION AND BENEFITS

     3.1 SALARY. During the Initial Term and each Extension Term of Executive's employment under this Agreement, Cache shall pay Executive an annual base salary of $150,000, or at such higher rate as the Company shall determine ("BASE SALARY") less withholdings and other applicable payroll deductions as required by law, payable at such times as Cache customarily pays its other executive officers (but in no event less often than monthly).

     3.2 BENEFITS. Executive will be entitled to participate in all of the Company's employee benefit plans and other executive benefit plans or programs that Cache offers, provides or makes available from time to time to its senior executive officers or employees of similar rank and title as Executive, including, without limitation, any life insurance, health and accident, stock


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                                      -4-

option, restricted stock or other stock based compensation plans or programs, and at levels commensurate with his rank and title, provided that Executive meets the eligibility requirements for such plans or programs. To the extent permitted by applicable law and the terms of such plans and programs, Executive shall be credited for years of service rendered to Seller for purposes of any vesting requirements under such plans or programs, other than the 401(k). Cache shall reimburse Executive in an amount of up to $500 per month as allowance of his motor vehicle use.

     3.3 BUSINESS EXPENSES. Executive shall be promptly reimbursed for the business expenses reasonably incurred on Cache's behalf in connection with the performance of his services hereunder upon presentation of an itemized account and written proof of such expenses, in accordance with the policies established by Cache.

     3.4 VACATION. Executive shall be entitled to four weeks of paid vacation leave per year. Such vacation shall be taken at such times and in such intervals as Executive deems appropriate in compliance with vacation notice policy of the Company.

     3.5 DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Company currently maintains directors and officers liability insurance policy coverage as heretofore described to Executive. Executive shall be covered under such insurance as from time to time modified by the Company for actions taken by Executive as an officer of Cache.

     3.6 COVERAGE. Nothing in this Agreement shall prevent Executive from participating in any other compensation plan or benefit plan made available to him by the Company.


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4.0  TERMINATION WITHOUT COMPENSATION

     4.1 MUTUAL AGREEMENT. Executive's employment, and the parties' respective obligations hereunder may be terminated by mutual written agreement.

     4.2 RESIGNATION WITHOUT GOOD REASON. Executive may terminate his employment without Good Reason (as hereafter defined), by written resignation submitted to Cache at least forty-five (45) days prior to a specified termination date and thereafter Cache shall not have any further liability or obligation to Executive, his executors, administrators, heirs, assigns or any other person claiming under or through him, except for unpaid salary and benefits through, and unreimbursed reimbursable expenses incurred prior to, such termination date, except as otherwise set forth in the Asset Purchase Agreement. Cache may at its sole discretion, terminate Executive's services at any time during that period, and compensate Executive for the remainder of that period.

     4.3 PARTIAL/TOTAL DISABILITY. If Executive is unable to perform his duties and responsibilities to the full extent required hereunder, either with or without reasonable accommodation, by reason of physical or psychiatric illness, injury or incapacity, as determined in good faith by the Board, for six (6) continuous months or nine (9) months in any twelve (12) month period, Cache may terminate Executive's employment by written notice of the termination date, and Cache shall have no further liability or obligation to Executive hereunder, except for any unpaid salary and benefits accrued to the date of termination and except as may be set forth in the Asset Purchase Agreement. During any period of disability, Executive will receive his Base Salary in effect at the time of disability, reduced by the amount of any disability benefits under any applicable Cache disability program, other Cache benefit plan or federal or


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                                      -6-

state disability benefit program, plus reimbursement of business expenses and any other benefits to which Executive is entitled pursuant to the terms of this Agreement or Cache policies. In the event of any dispute under this Section 4.3, Executive shall submit to a physical and/or psychiatric examination by a licensed physician mutually satisfactory to Cache and Executive. The cost of such examination will be paid by Cache and the findings of such physician shall be determinative.

     4.4 DEATH. If Executive dies, this Agreement shall terminate and thereafter Cache shall not have any further liability or obligation to Executive, his executors, administrators, heirs, assigns or any other person claiming under or through him, except for unpaid Base Salary, unreimbursed business expenses and other benefits accrued to the date of his death and except as may be otherwise set forth in the Asset Purchase Agreement.

     4.5 CAUSE. Cache may terminate Executive's employment for "Cause" at any time upon written notice to Executive and upon such termination Cache shall have no further liability or obligation to Executive except for any unpaid salary and benefits accrued to the date of termination. For purposes of this Agreement, "CAUSE" shall mean any of the following: (a) Executive's commission of any felony (including, without limitation, any violation of the Foreign Corrupt Practices Act), whether or not job related (but excluding traffic violations), which in the reasonable judgment of the Board results in a material injury to the Company or its reputation; (b) Executive's failure (other than by reason of death, disability, illness, injury or incapacity) to perform or fulfill any of Executive's material duties or responsibilities or reasonable lawful directives of the Company which failure, in the reasonable judgment of the Board, results in a material injury to the Company or its reputation after written demand for


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performance,  fulfillment  or cure of such  failure is  delivered by the Company specifically identifying the manner in which the Company believes that Executive has so failed, PROVIDED that if such failure is capable of cure and Executive is actively taking reasonable action to cure such failure, such failure shall not constitute "Cause" hereunder so long as such actions continue; (c) Executive's habitual insobriety or substance abuse; (d) intentional misappropriation of Company funds by Executive; (e) conduct in the performance of Executive's employment which violates applicable law or causes the Company to violate
applicable    law,    including    without    limitation   any   harassment   or
anti-discrimination regulations, and which failure in the reasonable judgment of the Board results in a material injury to the Company or its reputation; (f) any material violation of Section 6, 7 or 9 of this Agreement, or (g) during any calendar year beginning in with the 2009 calendar year Cache's annualized Gross Margin (as defined in the Purchase Agreement) drops by more than 2-1/2 percentage points below the Gross Margin for the trailing 12 months ending June 30, 2007, PROVIDED that any reduction in Gross Margin attributable to acts of God, war, hostilities, acts of terrorism, increases in prices for raw materials, governmental action such as embargoes and other events in the nature of force majeure which, in any such case, are outside the ordinary course of business, shall be excluded in computing the drop in Gross Margin.

     4.6 In the event that Executive's employment is terminated for any of the reasons set forth in this Section 4, Cache will have no further liability or obligation to Executive, except for any unpaid Base Salary, unreimbursed expenses or other benefits accrued as of the date of termination and except as may otherwise be set forth in the Asset Purchase Agreement.


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                                      -8-

5.0  TERMINATION WITH COMPENSATION

     5.1 Cache shall have the right to terminate Executive's employment at any time without Cause by giving Executive thirty (30) days' prior written notice of the termination date. Executive shall have the right to terminate his employment for Good Reason by giving Cache thirty (30) days' prior written notice. "GOOD REASON" shall mean the Company's Material Breach (as hereinafter defined) of this Agreement or a Change in Ownership or Control (as hereinafter defined) of the Company. The Company's "MATERIAL BREACH" of this Agreement shall mean (i) the failure of the Company to pay Base Salary or additional compensation or benefits hereunder in accordance with this Agreement or the failure to make payments due under the Asset Purchase Agreement, in each case within 10 business days after written notice of such failure is given by the Executive, (ii) the assignment to Executive without Executive's prior written consent of duties substantially inconsistent with his duties and responsibilities as set forth in
Section 2.0 of this Agreement or a material diminution of such duties and responsibilities without his consent, or (iii) the relocation of Executive's principal place of employment to a geographic location outside of the greater New York City area without his prior written consent. A "CHANGE IN OWNERSHIP OR CONTROL" of the Company shall mean the occurrence of one or more of the following four events: (i) any person becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) directly or indirectly of securities representing more than 50% of the total number of votes that may be cast for the election of directors of Cache; (ii) within two years after a merger, consolidation, liquidation or sale of assets involving Cache, or a contested election of a Cache director, or any combination of the foregoing, the individuals who were directors of Cache immediately prior thereto shall cease to


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constitute a majority of the Board;  (iii) within two years after a tender offer or exchange offer for voting securities of Cache, the individuals who were directors of Cache immediately prior thereto shall cease to constitute a majority of the Board; (iv) a sale of all or substantially all the assets of Cache to an unrelated third party, or (v) at least two of Brian Woolf, Thomas Reinckens and Margaret Feeney cease to be senior executive officers of Cache. In addition, should the Company terminate Executive's employment for Cause and Cause is determined, by arbitration in accordance with the provisions set forth in ANNEX B hereto, not to exist, such termination shall be deemed to constitute a resignation by Executive for Good Reason.

     In the event that  Executive's  employment is  terminated  pursuant to this
Section 5.1, Cache shall continue to pay Executive the Base Salary then in effect for the balance of the term of this Agreement, less withholdings and other applicable payroll deductions as required by law, in accordance with Cache's normal pay cycle (the "SEVERANCE PAYMENTS"). The Severance Payments may in the Company's sole discretion, be payable as set forth in the previous sentence, or in a lump sum payment. However, Executive shall not be entitled to any compensation under this Section 5.1 unless Executive executes and delivers to Cache after notice of termination a general release reasonably acceptable to Cache by which Executive releases Cache from any obligations and liabilities of any type whatsoever, except for Cache's obligation to provide the Severance Payments specified herein and any obligations of Cache or the Purchaser to the Executive or the Seller under the Asset Purchase Agreement. The parties acknowledge that the Severance Payments to be provided under this Section 5.1 are partially in consideration for the above-referenced release. Upon any termination under this Section 5.1, Cache shall have no further obligation to Executive, his executor, administrators, heirs, assigns or any other persons


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                                      -10-

claiming  under or through  him other  than to pay to  Executive  the  Severance
Payments specified in this Section 5.1 in exchange for the above-referenced release and except as otherwise provided in the Asset Purchase Agreement. Executive agrees that any compensation he is to receive pursuant to this Section
5.1 shall be reduced by any compensation Executive receives in connection with any employment position Executive assumes subsequently to his termination date. Executive further agrees that, immediately upon his acceptance of any such employment position, he will notify Cache, in writing, of his employment position and the compensation associated with the position so that Cache may reduce the payments to be made to Executive, in accordance with this Section 5.1.

     5.2 In the event that Executive dies during the payment continuation period referred to in Section 5.1, Cache will have no further liability or obligation to Executive, his executor, administrators, heirs, assigns or any other persons claiming under or through him as of the date of Executive's death except as set forth in Section 4.4 of this Agreement and under the Asset Purchase Agreement.

6.0  ASSIGNMENT OF PROPRIETARY INFORMATION AND RETURN OF PROPERTY

     6.1 Executive hereby recognizes the Company's proprietary rights in the tangible and intangible property of the Company and acknowledges that notwithstanding the relationship of employment, Executive will not obtain or acquire through such employment any personal property rights in any of the property of the Company, including but not limited to, any writing, communications, manuals, documents, instruments, contracts, agreements, files, client or customer lists, databases, literature, data, technical information, know-how, secrets, formulas,


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                                      -11-

products,  methods,  procedures,   processes,  devices,  apparatuses,   designs,
drawings,   trademarks,   trade  names,  trade  styles,  service  marks,  logos,
copyrights, patents, or other matters which are the property of the Company.

     6.2 Executive agrees that any and all designs, discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) (together or individually hereinafter referred to as "PROPRIETARY INFORMATION"), whether or not patentable, copyrightable or reduced to writing, which Executive may have conceived or made, or may conceive or make, during his employment by the Company and for a period of two months thereafter, either alone or in conjunction with others and whether or not during working hours or by the use of the facilities of the Company, which are related or in any way connected with the business of the Company or its affiliates, are and shall be the sole and exclusive property of the Company. Executive shall promptly disclose all Proprietary Information to the Company, shall execute at the request of the
Company any assignments or other documents the Company may reasonably deem necessary to protect or perfect its rights therein, and shall assist the Company in any reasonable respect, at the Company's expense, in obtaining, defending and enforcing the Company's rights therein. Executive hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Proprietary Information should Executive fail to provide him reasonable cooperation.

     6.3 At any time during or after the term of employment, Executive agrees that he will fully cooperate with any reasonable requests of the Company, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the


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                                      -12-

Company's rights in and to any of such Proprietary Information, but not limited to, joining in any proceedings to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such Proprietary Information, provided that the Company shall bear the expenses of such proceedings, and that any patent or other legal right so issued to Executive, personally shall be assigned by Executive to the Company without change by Executive.

     6.4 Immediately upon termination of Executive's employment, Executive shall deliver to Cache all copies of data and information in any way associated with Cache or the performance of Executive's duties including, but not limited to, all Confidential Information (as defined in Section 7.1), documents, correspondence, notebooks, reports, computer programs, drawings, designs, lists and all other materials and copies thereof (including computer discs and other electronic media) relating in any way to the business of Cache. Immediately upon termination of Executive's employment, Executive shall deliver to Cache all tangible property belonging or licensed to Cache, including, without limitation, cell phones, facsimile machines, computers, pagers and credit cards.

7.0  CONFIDENTIALITY; NON-COMPETE

     7.1 CONFIDENTIALITY AND NONDISCLOSURE OF INFORMATION. During Executive's tenure with Cache, he has had and will have access to information relating to the business of Cache, including writings, equipment, processes, drawings, reports, designs, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or


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                                      -13-

technical or business information of Cache (all of which, excluding information and materials which are or become generally available or known within the industry or to the public other than as a result of disclosure by Executive or his representatives, hereinafter are referred to as "CONFIDENTIAL INFORMATION"). Executive acknowledges that the Confidential Information constitutes a valuable, special and unique asset of Cache as to which Cache has the right to retain and hereby does retain all of its proprietary interests. However, access to and knowledge of the Confidential Information is essential to the performance of Executive's duties. In recognition of this fact, Executive agrees that he will not, during or after his employment with Cache, disclose any of the Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (except as necessary in the performance of his duties during his employment with Cache) or make use of any of the Confidential Information for his purposes or those of another. In the event Executive is required or requested by legal process to disclose any of the Confidential Information, Executive shall provide Cache with prompt notice of such requirement or request so that Cache may, at its own expense, seek an appropriate protective order or waive compliance with the provisions of this
Section 7.1 to the extent required to comply with the request or order. If a protective order is not obtained and/or if reasonable proof thereof is not given by Cache to Executive by written notice and received by Executive no later than one (1) business day preceding the date on which such disclosure is required, Executive may disclose all or a portion of the Confidential Information to the extent required by such legal process or permitted by the waiver, or both.

     7.2 NON-COMPETE. (a) Executive acknowledges and recognizes the highly competitive nature of the industry in which the business of Cache ("BUSINESS") is involved.


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                                      -14-

Accordingly,   in  consideration  of  the  premises  contained  herein  and  the consideration to be received hereunder, and in consideration of and as an inducement to Cache to consummate the transaction contemplated by this Agreement, during the term of his employment as set forth in this Agreement and for a period of two (2) years following termination without compensation, or during the period Executive receives compensation pursuant to Section 5.1 (the "NON-COMPETE PERIOD"), Executive shall not, whether as an agent, employee, consultant, advisor, representative, stockholder, member, partner, supplier or joint venturer, directly or indirectly, own, manage, control, participate in, consult with, render services for, sell to, or in any manner engage in or represent any Competitive Business anywhere in the world where Cache products are sold during the term of Executive's employment hereunder and as of the date of termination of such employment. As used herein, a "COMPETITIVE BUSINESS" shall mean a specialty retailer selling apparel and accessories to the female "missy" customer or selling special occasion wear. The Competitive Businesses as of the date hereof are listed on ANNEX A, provided that Cache may amend ANNEX A from time to time to add other companies, which were either inadvertently omitted or which become Competitive Businesses after closing. Executive specifically agrees that this covenant is an integral part of the inducement of Cache to enter into this Agreement, and absent this covenant Cache would not enter into this Agreement and that Cache shall be entitled to injunctive relief in addition to all other legal and equitable rights and remedies available to it in connection with any breach by such person or its applicable affiliates of any provision of this Section 7.2(a) and that, notwithstanding the foregoing, no right, power, or remedy conferred upon or reserved or exercised by Cache in this
Section 7.2(a) is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by statute or otherwise) shall be cumulative and concurrent.

     (b) Nothing herein shall prohibit Executive from (i) being a passive owner of not more than five percent (5.0%) of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation, or (ii) performing his duties pursuant to this agreement.

     (c) During the Non-Compete Period, Executive shall not, directly or indirectly through another person (i) induce or attempt to induce any employee of Cache or its affiliates to leave the employment of Cache or such affiliate or in any way interfere with the relationship between Cache or such affiliate, on the one hand, and any employee thereof, on the other hand; (ii) hire any person who was an employee of Cache or an affiliate thereof until one (1) year after such individual's employment relationship with Cache or such affiliate has ended; or (iii) induce or attempt to induce any customer, supplier, vendor, licensee or other business relation of any of Cache or any affiliate thereof to cease doing business with Cache or such affiliate, or in any way interfere with the relationship between any such customer, supplier, vendor, licensee or business relation, on the one hand, and Cache or such affiliate, on the other hand.

     (d) Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the Business, but nevertheless believes, that he has received and will receive sufficient consideration and other benefits as provided hereunder to clearly justify such restrictions which, in any event (given its education, skills and ability), he does not believe would prevent him from otherwise earning a living. Executive has carefully considered the nature and extent of the restrictions placed upon him by this Agreement, and hereby acknowledges and agrees that the same are reasonable in time, scope and territory, do not confer a benefit upon Cache or any of its affiliates disproportionate to the detriment of Executive, are


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                                      16-

reasonable and necessary for the protection of Cache and its affiliates and are an essential inducement to Cache to consummate the transactions contemplated by this Agreement.

     (e) If, at the time of enforcement of this Section 7.2, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator, as applicable.

     (f) Executive covenants and agrees that he will not seek to challenge the enforceability of the covenants contained in this Section 7.2 against Cache or any of its affiliates, nor will Executive assert as a defense to any action seeking enforcement of the provisions contained in this Section 7.2 (including an action seeking injunctive relief) that such provisions are not enforceable due to lack of sufficient consideration received by Executive so long as (i) no "event of default" has occurred and is continuing under the Note (as defined in the Asset Purchase Agreement) or (ii) no default has occurred and is continuing with respect to the payment of any Earn-Out Payment or any other payment obligations due and payable under the Purchase Agreement. The parties hereto agree and acknowledge that money damages would not be an inadequate remedy for any breach of this Section 7.2. Therefore, in the event of a breach or threatened breach by Executive of this Section 7.2, Cache or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Section 7.2 (without posting a bond or other security).

8.0  COOPERATION BY EXECUTIVE

     Executive agrees, during and after his employment with Cache, to cooperate with reasonable requests of Cache in any legal proceedings or with respect to any regulatory matters relating to the period of Executive's employment with Cache, provided that any reasonable travel, room and board expenses which Executive incurs in rendering such cooperation will be reimbursed by Cache.

9.0  CONFIDENTIALITY OF AGREEMENT; NO DISPARAGEMENT

     9.1 Both during and after Executive's employment with Cache, Cache and Executive agree to make reasonable efforts to keep the contents of this Agreement confidential (except with respect to such party's counsel, accountant, financial advisors and any person requiring such information in connection with a loan application or credit rating, or any member of Executive's immediate family or any person sharing Executive's principal residence, in all cases with the understanding that such persons will maintain the confidentiality of said Agreement). Executive further agrees, both during and after Executive's employment with Cache, not to disparage or ridicule Cache or any of Cache's officers, or any member of Cache's Board.

     9.2 Cache agrees that, both during and after Executive's employment with Cache, it will not disparage or ridicule Executive for any reason whatsoever.

10.0 INJUNCTIVE RELIEF

     Executive acknowledges that damage to Cache from Executive's breach of this Agreement cannot be remedied solely by the recovery of damages, and agrees that in the event of any breach or threatened breach of any of the provisions of Sections 6, 7 or 9 of this Agreement, Cache may pursue both injunctive relief and any and all other remedies available at law or in equity for any such breach or threatened breach, including the recovery of damages. Cache acknowledges that damage to Executive from Cache's breach of Section 9.2 of this Agreement cannot be remedied solely by the recovery of damages, and agrees that in the event of any breach or threatened breach of Section 9.2, Executive may pursue both injunctive relief and any and all other remedies available at law or in equity for any such breach or threatened breach, including the recovery of damages.

11.0 ASSIGNABILITY; BINDING EFFECT

     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Cache and its successors and assigns. Any assignment of this Agreement by Cache shall not operate as a release by Executive of any of Cache's obligations under this payment for which Cache shall continue to be responsible notwithstanding such assignment. This Agreement calls for the provision of personal services and, accordingly, shall not be assignable by Executive.

12.0 MISCELLANEOUS

     12.1 This Agreement, along with the Asset Purchase Agreement supersedes all prior agreements between the parties on the subject hereof. To the extent terms of this Agreement conflict with the terms of Asset Purchase Agreement, the terms of Asset Purchase Agreement shall prevail and control. None of the terms of this Agreement shall be deemed to be waived or modified, nor shall this Agreement be renewed, or extended, except by an express agreement in writing, signed by Executive and Cache. There are no representations, promises, warranties, covenants or undertakings, other than those contained in this Agreement or in the Asset Purchase Agreement, which agreements represent the entire understanding of the parties. The failure of a party hereto to enforce, or the delay by a party hereto to enforce, any of its rights under this Agreement shall not be construed as a waiver of any such party's rights hereunder. Paragraph headings contained in this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any provision hereof. In the event any of the provisions of this Agreement, or any portion thereof, shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired but shall remain in full force and effect. This Agreement shall be governed and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed therein. Any action brought in connection herewith shall be brought exclusively in the federal or New York State courts sitting in the City of New York, County of New York and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. A final judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

     12.2 NOTICES. Any notices under this Agreement shall be in writing and shall be given by personal delivery, facsimile, by certified or registered letter, return receipt requested, or a nationally-recognized overnight delivery service; and shall be deemed given when personally delivered, upon actual receipt of the facsimile or certified or registered letter, or on the business day next following delivery to a nationally-recognized overnight delivery service at the addresses set forth below in this Agreement or to such other address or addresses as either party shall have specified in writing to the other party hereto.

IF TO CACHE:                                IF TO EXECUTIVE:
Thomas E. Reinckens                         Robert Kantor
Cache, Inc.                                 66 Leonard Street Apt. 3 E
1440 Broadway                               New York, NY 10013
New York, NY  10018
Facsimile: (212) 764-2082                     Facsimile: (212) 869-5356

     12.3 SURVIVAL. The provisions of Sections 4, 5, 6, 7, 8 9, 10 and 12 of this Agreement shall survive the termination of this Agreement, and of Executive's employment.

    [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement on the date first above written.

CACHE, INC.


By: /s/ Thomas E. Reinckens                           /s/ Robert Kantor
    ---------------------------------                 --------------------------
    Name: Thomas E. Reinckens                         ROBERT KANTOR
    Title: President and Chief Operating Officer

                                                                         Annex A


             COMPETITIVE BUSINESSES AS OF THE DATE OF THIS AGREEMENT



AnnTaylor Stores Corp.
Arden B.
Anthropologie
Banana Republic
BCBG Max Azria
Bebe Stores, Inc.
Chico's FAS Inc.
Express
Guess? Inc.
J Jill
Max Studio
New York & Company Inc.
Talbots Inc.
White House | Black Market

                                                                         Annex B



                             ARBITRATION PROVISIONS


     (a) The party invoking arbitration under this provisions shall notify the other party in writing, and such notice shall propose an arbitrator, who shall be required to complete a disclosure of interest form;

     (b) the parties will confer in good faith to select a mutually agreed upon arbitrator, but in the event they fail to do so within 10 days of notice to file, shall notify the American Arbitration Association (the "AAA") in New York City, New York;

     (c) the parties shall request that the AAA work with the parties to select a single arbitrator pursuant to the method and manner contemplated by the AAA's National Rules for the Resolution of Employment Disputes;

     (d) the arbitration shall be conducted in New York City;

     (e) the arbitration, including the arbitrator's decision, shall be completed within 30 days of selection of the arbitrator. The arbitration shall prepare and distribute findings of fact and set forth the reasons for such decisions;

     (f) the arbitrator shall have no authority to assess punitive or exemplary damages as to any dispute (i) arising out of or concerning the provisions of this Agreement or (ii) otherwise arising out of the employment relationship, except as and unless such damages are expressly authorized by otherwise applicable and controlling statutes; and

     (g) the arbitrator's decision shall be final and binding and enforceable and not subject to vacatur in any court of competent jurisdiction